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                                                                   EXHIBIT 10.28

          DIODES-TAIWAN RELATIONSHIP AGREEMENT FOR FABTECH WAFER SALES


I.       Product for DII Internal Consumption (existing business, no change):

         A. Product transferred to Diodes Taiwan for internal consumption will be sold at such discount as to which the parties may agree from time to time from the lowest non-Vishay customer ASP which will be "Transfer Price" for purposes of this document.

II.      Wafer Distribution to Taiwan Market

         A. All Customer Orders to be forwarded to FabTech upon acceptance by DII.

         B. FabTech will provide schedules for orders not shipped from DII stock.

         C.       FabTech will ship orders and bill DII in 1999 as follows;

                  1. For Orders from Taiwan Semiconductor and Panjit FabTech will bill at Transfer Price ((Sales Price - Transfer Price)/2).

                  2.       For other customers FabTech will bill at Transfer
                           Price.

         D.        For Orders After 1999.

                  1. For orders from customers with >$10,000 total per month revenue: FabTech will bill at Transfer Price + ((Sales Price - Transfer Price)/2).

                  2. For orders from customers with <$10,000 total per month revenue, FabTech will bill at Transfer Price.

                  3. The per month revenue rate will be based on a three month average.

         E. DII to provide POS report each month indicating Customer, Part number, Order Quantity, and Sales Price.

         F. DII to provide six-month rolling forecast by customer and part number by 10th of each month.

         G. DII may decide to keep a small inventory to service minor accounts. The cost of this inventory would be born by DII at Transfer Price.

III.     FabTech Support:

         A.       Provide eight-week rolling ship schedule.

         B.       Provide sales collateral as developed.

         C. Maintain inventory level of one-month forward forecast or 2000 wafers, whichever us lowest.

IV. Terms will be FOB, net 30 from date of shipment. Any credit risk with customer will be the responsibility of Diodes. If Diodes wants FabTech to pay for shipping we would have to have to add this to the Transfer Price.

V. This agreement will be for 1999 and be re-negotiated, or terminated if it is not working, at either parties' request after 1999.



/s/  Walter Buchanan                Date: March 7, 1999

/s/  Steven Ho                      Date: March 7, 1999





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